Exhibit 99.1

Ondas Acquires INDO Earth Moving Ltd. Following its $140 Million Strategic Procurement Tender Award for Military Heavy Engineering Platforms from a Major Military Customer

Acquisition Positions Ondas to Deliver Multi-Year Military Engineering Vehicle Program as a Prime Contractor and Advance Future Robotic Heavy Engineering Platform Capabilities

Transaction Expands Ondas Autonomous Systems into Robotic Heavy Engineering Platforms Through Synergies with 4M Defense, Roboteam, and Apeiro Motion Ground Systems

$140 Million Military Engineering Vehicle Tender Expected to Begin Revenue Generation in Q2 2026 While Driving Operating Efficiencies Across Ondas’ Ground Systems Portfolio

WEST PALM BEACH, FL / March 17, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced that it has acquired INDO Earth Moving Ltd. (“INDO”), a company specializing in the procurement, integration, and lifecycle support of heavy engineering equipment for military and national infrastructure programs. INDO was recently awarded, as prime contractor, a tender valued at $140 million under a strategic procurement plan for Heavy Engineering Platforms from a major military customer, covering the supply of a fleet of heavy-tracked engineering vehicles together with long-term maintenance, logistics, and operational support services. The program includes the delivery of dozens of military Heavy Engineering Platforms over a two-year period and the establishment of sustainment infrastructure designed to support ongoing operational deployment for at least the next four years.

“Engineering vehicles such as Heavy Engineering Platforms play a critical role in modern military operations, enabling mobility, force protection, and the construction of defensive and operational infrastructure in complex environments,” said Eric Brock, Chairman and CEO of Ondas. “INDO brings a proven operational platform and an important $140 million tender with a major defense customer. By combining INDO’s engineering equipment expertise with Ondas’ capabilities in robotics, autonomous systems, and mission technologies, we believe we can deliver advanced engineering platforms designed for the evolving needs of modern defense forces. We see immediate revenue production as well as operating leverage with OAS’ Roboteam and Apeiro ground systems.”

As part of its long-term strategy, Ondas plans to pursue future upgrades of engineering vehicles into robotic and autonomous platforms, integrating technologies such as remote operation, autonomous navigation, advanced perception systems, and mission automation software. The acquisition also creates strong synergies across Ondas’ growing portfolio of autonomous defense technologies. Ondas also expects to leverage capabilities from its 4M Defense which specializes in demining and land intelligence, Roboteam ground robotics platform, which develops advanced unmanned ground systems used by defense forces worldwide, as well as Apeiro, focused on advanced ground robotics platforms.

“Combat engineering equipment operates in some of the most demanding and dangerous environments,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “By combining INDO’s engineering vehicle platform with Ondas’ autonomy architecture, we see the opportunity to evolve these systems into robotic engineering vehicles capable of operating in high-risk environments while significantly improving safety and operational effectiveness.”

Military engineering vehicles are central to combat engineering missions including route clearance, obstacle breaching, defensive fortification construction, and battlefield mobility operations. By extending its autonomy architecture into heavy engineering platforms, Ondas aims to build a multi-domain autonomous ecosystem spanning aerial systems, ground robotics, and robotic engineering equipment, enabling integrated mission capabilities for defense and homeland security customers.

Beyond military applications, the combined platform may also address significant opportunities across border security infrastructure, critical infrastructure development, disaster response, and post-conflict reconstruction, where robotic operation of heavy machinery can significantly improve operational efficiency while reducing risk to personnel.

Ondas believes the acquisition represents an important step in the Company’s strategy to expand its portfolio of advanced autonomous technologies and robotic systems designed for mission-critical defense and infrastructure operations worldwide.

For additional information regarding the acquisition, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. Ondas will provide outlook information regarding INDO on its earnings conference call scheduled for Wednesday, March 25, 2026 at 8:30 a.m. Eastern Time.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical connectivity solutions for defense, security, and industrial markets. Through its business units (Ondas Autonomous Systems, Ondas Capital and Ondas Networks), the Company develops and deploys integrated technologies that deliver advanced sensing, mobility, and communications capabilities for complex operational environments.

Ondas Autonomous Systems (OAS) delivers a portfolio of AI-enabled air and ground robotic platforms and counter-UAS technologies designed to support defense, homeland security, and critical infrastructure protection missions worldwide. OAS solutions include autonomous drone platforms, robotic ground systems, counter-drone technologies, advanced propulsion and unmanned aircraft capabilities, autonomous engineering and demining capabilities, and integrated sensing systems that enable persistent intelligence, surveillance, security, and operational response. These platforms are deployed globally across defense forces, government agencies, and commercial operators to protect sensitive sites, populations, and strategic infrastructure.

Ondas Capital focuses on strategic investments, partnerships, and advisory initiatives that support the growth of the global autonomous systems ecosystem. The platform is designed to accelerate the development, scaling, and deployment of next-generation robotics, sensing, and defense technologies across allied markets.

Ondas Networks provides mission-critical wireless connectivity through its FullMAX platform, a software-defined broadband solution based on the IEEE 802.16t standard. FullMAX enables highly reliable, secure, and scalable communications for industrial IoT applications across rail, utilities, oil and gas, transportation, and government networks.

Together, Ondas’ technologies combine autonomous systems, advanced sensing, and resilient connectivity to deliver integrated operational capabilities that enhance security, efficiency, and decision-making in some of the world’s most demanding environments.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com and LinkedIn

For Rotron: www.rotronaero.com and Linkedin

For 4M Defense: www.4-mine.com and LinkedIn

For Ondas Capital: www.ondascaptital.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

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